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                                                                     EXHIBIT 1.1

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                             KEYSTONE PROPERTY TRUST

               (a Maryland statutory real estate investment trust)

    2,400,000 Shares of 9.125% Series D Cumulative Redeemable Preferred Stock

                             UNDERWRITING AGREEMENT


Dated: February 12, 2003

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                                TABLE OF CONTENTS

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SECTION 1.  Representations and Warranties..................................................................3

     (a)    Representations and Warranties by the Company and the Operating Partnership.....................3
            (i)      Compliance with Registration Requirements..............................................3
            (ii)     Incorporated Documents.................................................................4
            (iii)    Independent Accountants................................................................4
            (iv)     Financial Statements...................................................................4
            (v)      Related-Party Transactions.............................................................5
            (vi)     Internal Controls......................................................................5
            (vii)    No Material Adverse Change in Business.................................................5
            (viii)   Good Standing of the Company...........................................................6
            (ix)     Good Standing of the Operating Partnership.............................................6
            (x)      Good Standing of Subsidiaries..........................................................6
            (xi)     Joint Ventures.........................................................................7
            (xii)    Capitalization.........................................................................7
            (xiii)   Authorization of Units.................................................................7
            (xiv)    Authorization and Description of Securities............................................7
            (xv)     Authorization of Agreement.............................................................8
            (xvi)    Absence of Defaults and Conflicts......................................................8
            (xvii)   Absence of Labor Dispute...............................................................9
            (xviii)  Absence of Proceedings.................................................................9
            (xix)    Accuracy of Exhibits...................................................................9
            (xx)     REIT Qualification.....................................................................9
            (xxi)    Investment Company Act.................................................................9
            (xxii)   Possession of Intellectual Property...................................................10
            (xxiii)  Absence of Further Requirements.......................................................10
            (xxiv)   Other Fees............................................................................10
            (xxv)    Possession of Licenses and Permits....................................................10
            (xxvi)   Title to Property.....................................................................11
            (xxvii)  Environmental Laws....................................................................12
            (xxviii) Tax Returns...........................................................................12
            (xxix)   Environmental Consultants.............................................................12
            (xxx)    Title Insurance.......................................................................13
            (xxxi)   Absence of Regulation M Violation.....................................................13
            (xxxii)  Registration Rights...................................................................13
     (b)    Officer's Certificates.........................................................................13

SECTION 2.  Sale and Delivery to Underwriters; Closing.....................................................13

     (a)    Initial Securities.............................................................................13
     (b)    Option Securities..............................................................................13
     (c)    Payment........................................................................................14
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
     (d)    Denominations; Registration....................................................................14

SECTION 3.  Covenants of the Company.......................................................................15

     (a)    Compliance with Securities Regulations and Commission Requests.................................15
     (b)    Filing of Amendments...........................................................................15
     (c)    Delivery of Registration Statements............................................................15
     (d)    Delivery of Prospectuses.......................................................................16
     (e)    Continued Compliance with Securities Laws......................................................16
     (f)    Blue Sky Qualifications........................................................................16
     (g)    Rule 158.......................................................................................16
     (h)    Reporting Requirements.........................................................................17
     (i)    Use of Proceeds................................................................................17
     (j)    REIT Qualification.............................................................................17
     (k)    Listing........................................................................................17
     (l)    No Manipulation of Market for Securities.......................................................17
     (m)    Rule 462(b) Registration Statement.............................................................17

SECTION 4.  Payment of Expenses............................................................................17

     (a)    Expenses.......................................................................................17
     (b)    Termination of Agreement.......................................................................18

SECTION 5.  Conditions of Underwriters' Obligations........................................................18

     (a)    Effectiveness of Registration Statement........................................................18
     (b)    Opinions of Counsel for Company................................................................18
     (c)    Opinion of Counsel for Underwriters............................................................18
     (d)    Officers' Certificate..........................................................................19
     (e)    Accountant's Comfort Letter....................................................................19
     (f)    Bring-down Comfort Letter......................................................................19
     (g)    Approval of Listing............................................................................19
     (h)    Conditions to Purchase of Option Securities....................................................20
            (i)      Officers' Certificate.................................................................20
            (ii)     Opinion of Counsel for Company........................................................20
            (iii)    Opinion of Counsel for Underwriters...................................................20
            (iv)     Bring-down Comfort Letters............................................................20
     (i)    Additional Documents...........................................................................20
     (j)    Termination of Agreement.......................................................................20

SECTION 6.  Indemnification................................................................................21

     (a)    Indemnification of Underwriters................................................................21
     (b)    Indemnification of Company, Trustees and Officers..............................................22
     (c)    Actions against Parties; Notification..........................................................22
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SECTION 7.  Contribution...................................................................................23

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.................................24

SECTION 9.  Termination of Agreement.......................................................................24

     (a)    Termination; General...........................................................................24
     (b)    Liabilities....................................................................................25

SECTION 10. Default by One or More of the Underwriters.....................................................25

SECTION 11. Notices........................................................................................26

SECTION 12. Parties........................................................................................26

SECTION 13. GOVERNING LAW AND TIME.........................................................................26

SECTION 14. Effect of Headings.............................................................................26
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                             KEYSTONE PROPERTY TRUST

               (a Maryland statutory real estate investment trust)

    2,400,000 Shares of 9.125% Series D Cumulative Redeemable Preferred Stock

                           (Par Value $.001 Per Share)

                             UNDERWRITING AGREEMENT

                                                               February 12, 2003
Bear, Stearns & Co. Inc.
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
RBC Dain Rauscher Inc.
BB&T Capital Markets, a division of
Scott & Stringfellow Inc.

c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

     Keystone Property Trust, a Maryland statutory real estate investment trust (including its predecessor the "Company"), confirms its agreement with Bear, Stearns & Co. Inc. ("Bear Stearns"), A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dain Rauscher Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 2,400,000 shares of the Company's 9.125% Series D cumulative redeemable preferred stock, par value $.001 per share, liquidation preference $25.00 per share (the "Series D Preferred Stock"), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 360,000 additional shares of Series D Preferred Stock to cover over-allotments, if any. The aforesaid 2,400,000 shares of Series D Preferred Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 360,000 shares of Series D Preferred Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

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     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-58971) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), if applicable, and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of

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1934, as amended (the "1934 Act"), which is incorporated by reference in the
Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     The term "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, Keystone Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), or by one or more other Subsidiaries of the Company or the Operating Partnership.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE OPERATING PARTNERSHIP. Each of the Company and the Operating Partnership represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective, at the date of this Agreement and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Bear Stearns expressly for use in the Registration Statement or Prospectus.

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          Each preliminary prospectus and the prospectus filed as part of the
     Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

          (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and Prospectus. In addition, any pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and

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     have been properly compiled on the bases described therein, and the assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma and as adjusted adjustments give appropriate effect to those assumptions, and the pro forma and as adjusted columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. All historical financial statements and information and all pro forma financial statements and information relating to the Company or any entity acquired or to be acquired by the Company required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and Prospectus. The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agrees with the sources from which they are derived.

          (v) RELATED-PARTY TRANSACTIONS. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

          (vi) INTERNAL CONTROLS. The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (vii) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) no casualty loss or condemnation or other adverse event with respect to any of the interests held directly or indirectly in any of the real properties or real property interests, including without limitation, any interest or participation, direct or indirect, in any

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     mortgage obligation owned, directly or indirectly, by the Company, the
     Operating Partnership or any Subsidiary (the "Properties") has occurred which would be material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (C) there have been no transactions entered into by the Company, the Operating Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on the Company's common shares of beneficial interest, par value $.001 per share (the "Common Shares"), in amounts per share that are consistent with past practice, regular quarterly distributions on the Company's preferred stock, and regular quarterly distributions on the common and preferred units of the Operating Partnership (the "Units"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units, and (E) there has been no increase in long-term debt or decrease in the capital of the Company, the Operating Partnership or any Subsidiary.

          (viii) GOOD STANDING OF THE COMPANY. The Company has been duly formed and is validly existing as a statutory real estate investment trust in good standing under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT law") and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified and registered as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (ix) GOOD STANDING OF THE OPERATING PARTNERSHIP. The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units as disclosed in the Prospectus as of the dates set forth therein. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 13, 1999, as amended through October 23, 2002 (the "Operating Partnership Agreement"), is in full force and effect.

          (x) GOOD STANDING OF SUBSIDIARIES. The Operating Partnership is the only Subsidiary that is a "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company are (a) the Subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other

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     Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (xi) JOINT VENTURES. All of the joint ventures in which the Company or any Subsidiary owns an interest of greater than five percent and that are currently conducting business (the "Joint Ventures") are listed on Schedule C hereto. The Company's (or Subsidiary's, as the case may be) ownership interest in such Joint Venture is as set forth on Schedule C. To the knowledge of the Company, each of the Joint Ventures possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being conducted by it, as described or incorporated by reference in the Prospectus, and none of the Joint Ventures has received notice of any proceedings relating to the revocation or modification of any such certificate, authority or permit which singly or in the aggregate, if the subject of an unfavorable ruling or decision, would have a Material Adverse Effect.

          (xii) CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consists of 59,200,000 Common Shares and 5,800,000 preferred shares of beneficial interest, par value $.001 per share, of which 21,469,951 Common Shares, 600,000 shares of Series C Convertible Preferred Stock, no shares of Series A Convertible Preferred Stock and no shares of Series B Convertible Preferred Stock are issued and outstanding on the date hereof. All issued and outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (xiii) AUTHORIZATION OF UNITS. All issued and outstanding Units have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged by the Operating Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except for (i) any outstanding convertible preferred units, (ii) a third party interest in Keystone Cranbury West, LLC that can be exchanged for Units (the "Cranbury Interest") and (iii) units that may be issued pursuant to the option agreement between the Operating Partnership and Browning Investments, Inc., dated as of December 4, 1998 (the "Browning Agreement"), there are no Units reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

          (xiv) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. At or prior to the Closing Time, the Company will have executed and filed Articles Supplementary ("Articles Supplementary") to the Company's Declaration of Trust establishing the terms

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     of the Securities with the State Department of Assessments and Taxation of the State of Maryland. The Securities conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the Articles Supplementary; the certificate evidencing the Securities will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and the form of stock certificate evidencing the Securities will comply with all applicable legal requirements, with all applicable requirements of the Company's charter and by-laws and with the requirements of the New York Stock Exchange, Inc. (the "NYSE"). No holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (xv) AUTHORIZATION OF AGREEMENT. This Agreement and the transactions contemplated herein have been duly authorized by the Company and the Operating Partnership and this Agreement has been duly executed and delivered by the Company and the Operating Partnership.

          (xvi) ABSENCE OF DEFAULTS AND CONFLICTS. None of the Company, the Operating Partnership or any Subsidiary is in violation of its declaration of trust, partnership agreement, charter, by-laws or other governing instrument ("Governing Instruments") or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Operating Partnership or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults of any Agreements or Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Governing Instruments of the Company, the Operating Partnership or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any Subsidiary or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.

          (xvii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company, the Operating Partnership or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is imminent, and the Company and the Operating Partnership are not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xviii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company, the Operating Partnership or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their respective obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation could not reasonably be expected to result in a Material Adverse Effect.

          (xix) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xx) REIT QUALIFICATION. Commencing with its taxable year ended December 31, 1993, the Company has been, and upon the sale of the Securities, the Company will continue to be organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.

          (xxi) INVESTMENT COMPANY ACT. Each of the Company, the Operating Partnership and any Subsidiary is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii) POSSESSION OF INTELLECTUAL PROPERTY. The Company, the Operating Partnership and any Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company, the Operating Partnership or any Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Operating Partnership or any Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xxiii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as has already been obtained or as required under such securities laws or under the rules of the National Association of Securities Dealers, Inc.

          (xxiv) OTHER FEES. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

          (xxv) POSSESSION OF LICENSES AND PERMITS. Each of the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to possess any such Governmental Licenses would not result in a Material Adverse Event; the Company, the Operating Partnership and their Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxvi) TITLE TO PROPERTY. (A) The Company, the Operating Partnership, the Subsidiaries or any joint ventures in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, have good and marketable fee simple title or leasehold title, as the case may be, to all real property owned or leased, as applicable, by the Company, the Operating Partnership, the Subsidiaries or the applicable joint venture, respectively, and good title to all other properties owned by them, and any improvements thereon and all other assets that are required for the operation of such properties in the manner in which they currently are operated, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are Permitted Encumbrances (as defined below); (B) all material liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any of the Company, the Operating Partnership, the Subsidiaries or any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest that are required to be disclosed in the Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not in the aggregate have a Material Adverse Effect; (D) there are in effect for the assets of each of the Company, the Operating Partnership, the Subsidiaries or any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, insurance policies covering the risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of properties similar to such assets in the markets in which such assets are located, and none of the Company, the Operating Partnership, the Subsidiaries or any joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies; and (E) neither the Company nor the Operating Partnership has any knowledge of any pending or threatened, litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that could in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to the Properties, except such proceedings or actions that would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, and under which the Company, the Operating Partnership or any Subsidiary holds Properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease. "Permitted Encumbrance" shall mean (a) liens on Properties securing any of the Company, the Operating Partnership, any Subsidiary or joint venture obligations, (b) other liens which are expressly described in, or which are incorporated by reference into, the Prospectus and (c) customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use of the Properties for the purposes intended therefor as contemplated in the Prospectus.

          (xxvii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, to the knowledge of the Company, the Operating Partnership and any Subsidiary, as the case may be (A) none of the Company, the Operating Partnership or any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, the Operating Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violations, investigations or proceedings relating to any Environmental Law against the Company, the Operating Partnership or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Operating Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxviii) TAX RETURNS. The Company, the Operating Partnership and any Subsidiary, as the case may be, have filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

          (xxix) ENVIRONMENTAL CONSULTANTS. None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Operating Partnership or any Subsidiary and none of them nor any of their directors, officers or employees is connected with the Company, the Operating

     Partnership or any Subsidiary as a promoter, selling agent, trustee, director, officer or employee.

          (xxx) TITLE INSURANCE. The Company, the Operating Partnership and any Subsidiary, as the case may be, have obtained title insurance on the fee interests and leasehold interests in each of the Properties in an amount at least equal to the greater of (A) the mortgage indebtedness on each such Property or (B) the purchase price paid for each such Property (in the case of any Property having been acquired by the Operating Partnership via an exchange of Units for ownership interests in the entity holding such property, the "purchase price" of such Property being deemed to be the sum of (i) the per-share price of the Common Shares of the Company on the date such interests were exchanged for Units multiplied by the number of Units exchanged for such interests in the entity holding such Property and (ii) the amount of any assumed indebtedness secured by such Property).

          (xxxi) ABSENCE OF REGULATION M VIOLATION. None of the Company, the Operating Partnership, the Subsidiaries, nor any of their respective trustees, directors, officers, affiliates, members or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xxxii) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company, or any authorized representative of the Operating Partnership or any of their subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such person or entity, as the case may be, to each Underwriter as to the matters covered thereby.

     SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in SCHEDULE B, the number of Initial Securities set forth in SCHEDULE A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 360,000 shares of Series D Preferred Stock in the aggregate at the price per share set forth in SCHEDULE B, less an amount per share equal to any dividends or distributions declared by the

Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities each such Underwriter has severally agreed to purchase as set forth in SCHEDULE A bears to the total number of Initial Securities, subject to such adjustments as Bear Stearns in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Clifford Chance, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Bear Stearns, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the

Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. COVENANTS OF THE COMPANY. Each of the Company and the Operating Partnership covenants with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. During the period a Prospectus is required to be delivered under the 1933 Act, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, one signed copy of the Registration Statement as originally filed and of each amendment thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (i) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (j) REIT QUALIFICATION. The Company will use its best efforts to continue to meet the requirement to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the board of trustees deems it in the best interests of the Company's shareholders to remain so qualified.

     (k) LISTING. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

     (l) NO MANIPULATION OF MARKET FOR SECURITIES. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and (b) until the Closing Date, or the Date of Delivery, if any, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     (m) RULE 462(b) REGISTRATION STATEMENT. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

     SECTION 4.  PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company and the Operating Partnership will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each of the preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) (with respect to the first clause only), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by the Company or the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) OPINIONS OF COUNSEL FOR COMPANY. At Closing Time, the Underwriters shall have received the favorable opinions, dated as of Closing Time, of Clifford Chance US LLP and Piper Rudnick LLP, each counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in EXHIBIT A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in clauses (i) (with respect to the first sentence only), (iv) (with respect to the second sentence solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (vii), (viii), (xii) (solely as to the information in the Prospectus under "Description of Series D Preferred Stock"), the first paragraph following
(xx) and the last paragraph of EXHIBIT A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Operating Partnership and the Subsidiaries and certificates of public officials.

     (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company, on behalf of the Company and as general partner of the Operating Partnership, and of the chief financial or chief accounting officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission. In addition, at Closing Time, the Underwriters shall have received a certificate of the chief executive officer and chief financial officer of the Company, on behalf of the Company and as general partner of the Operating Partnership, to the effect as counsel to the Underwriters may reasonably request.

     (e) ACCOUNTANT'S COMFORT LETTER. (i) At the time of execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (ii) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) BRING-DOWN COMFORT LETTER. (i) At Closing Time, the Underwriters shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that they reaffirm statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the "specified date" referred to shall be a date not more than three days prior to the Closing Time.

     (g) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (h) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company, the Operating Partnership and any Subsidiary shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

          (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company, and of the chief financial or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinions of Clifford Chance US LLP and Piper Rudnick LLP, each counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) BRING-DOWN COMFORT LETTER. Letter from KPMG LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f)(i) hereof, except that the "specified date" in each letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

     (i) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     (j) TERMINATION OF AGREEMENT. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

     SECTION 6.  INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. Each of the Company and the Operating Partnership agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in accordance with Section 3(d)) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Bear Stearns), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

     PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Bear Stearns expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF COMPANY, TRUSTEES AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, trustee, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Bear Stearns expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Bear Stearns, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in SCHEDULE A hereto and not joint. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party, jointly and severally liable for any obligations hereunder.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.  TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and any of the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or inadvisable to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Underwriters or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York, attention of Equity Capital Markets; notices to the Company and the Operating Partnership shall be directed to it at 200 Four Falls Corporate Center, Suite 208, West Conshohocken, PA 19428, attention of General Counsel.

     SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

                                Very truly yours,

                                KEYSTONE PROPERTY TRUST


                                By:  /s/ Saul A. Behar
                                    ----------------------------------------
                                      Name:  Saul A. Behar
                                      Title: Senior Vice President and Secretary

                                KEYSTONE OPERATING PARTNERSHIP, L.P.

                                By: Keystone Property Trust, its general partner


                                By:  /s/ Saul A. Behar
                                    ----------------------------------------
                                      Name:  Saul A. Behar
                                      Title: Senior Vice President and Secretary


CONFIRMED AND ACCEPTED,
as of the date first above written:

BEAR, STEARNS & CO. INC.
A.G. EDWARDS & SONS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
RBC DAIN RAUSCHER INC.
BB&T CAPITAL MARKETS, A DIVISION OF
SCOTT & STRINGFELLOW INC.


By:  Bear, Stearns & Co. Inc.


By: /s/ Chris O'Connor
    ----------------------------------
         Authorized Signatory

On behalf of itself and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE A

                                                                 Number of
              Name of Underwriter                           Initial Securities
-----------------------------------------------------     ----------------------
Bear, Stearns & Co Inc...............................             570,000
A.G. Edwards & Sons, Inc.............................             570,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated...             570,000
RBC Dain Rauscher Inc. ..............................             570,000
BB&T Capital Markets, Inc. a division of
Scott & Stringfellow Inc. ...........................             120,000
       Total.........................................           2,400,000
                                                                =========

                                    Sch A - 1

                                   SCHEDULE B

                             KEYSTONE PROPERTY TRUST

    2,400,000 Shares of 9.125% Series D Cumulative Redeemable Preferred Stock
                           (Par Value $.001 Per Share)

     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $25.00.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch B - 1

                                   SCHEDULE C

    Joint Venture                                  Ownership Interest
    -------------                                  ------------------
    Keystone New Jersey Associates, LLC                   20%

    4 Points Associates, LLC                              50%

                                    Sch C - 1

                                                                       EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (i) The Company has been duly organized and is validly existing as a statutory real estate investment trust under Maryland REIT Law and is in good standing with the State Department of Assessment and Taxation of Maryland. The Company has the trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the Company's declaration of trust and to enter into and perform its obligations under the Underwriting Agreement, and is duly qualified or registered as a foreign real estate investment trust to transact business and is in good standing in each jurisdiction identified in SCHEDULE 1 to our opinion.

     (ii) All of the outstanding 21,469,951 common shares of beneficial interest of the Company and 600,000 shares of Series C convertible preferred stock have been duly authorized; all such issued and outstanding shares of beneficial interest of the Company are validly issued, fully paid and non-assessable and conform, in all material respects, to the description thereof contained in the Prospectus; to our knowledge, no shares of beneficial interest of the Company are reserved for any purpose except as described in the Prospectus and for common shares of beneficial interest reserved for issuance in connection with the (i) conversion of the Preferred Stock, (ii) the conversion or exchange of Units and (iii) the exercise of Options issued under the Plans. To our knowledge and except for the Company's outstanding series of Preferred Stock, the Units or Options issued under the Plans, there are no outstanding securities convertible into or exchangeable for any shares of beneficial interest of the Company and no outstanding preemptive or other similar rights to purchase or subscribe for such shares of beneficial interest or any other securities of the Company arising under Maryland REIT Law or under the declaration of trust or by-laws of the Company or any contracts to which the Company is a party of which we are aware.

     (iii) All of the outstanding 27,013,705 common units, 800,000 Series A Convertible Preferred Units, 1,664,965 Series C Convertible Preferred Units, 450,700 Series D Convertible Preferred Units and 800,000 Series F Convertible Preferred Units have been duly authorized by the Operating Partnership and, assuming that the holders of Units, as limited partners of the Operating Partnership, do not participate in the control of the business of the Operating Partnership, the Units represent valid and, subject to the qualifications set forth herein, fully paid and nonassessable limited partner interests in the Operating Partnership as to which the limited partners holding Units, in their capacity as limited partners of the Operating Partnership, have no liability in excess of their obligations to make contributions to the Operating Partnership, their obligations to make other payments provided for in the Operating Partnership Agreement and their share of the Operating Partnership's assets and undistributed profits (subject to the obligation of a limited partner of the Operating Partnership to repay any funds wrongfully distributed to it). To our knowledge, except as described in the Prospectus and except for common units exchangeable or convertible for preferred units and the Cranbury Interest, no Units are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any Units and there are no preemptive or other similar rights purchase or subscribe for Units or any other securities of the Operating Partnership arising under the

DRULPA (as defined below) or under the Operating Partnership Agreement or any contracts to which the Operating Partnership is a party of which we are aware.

     (iv) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to, and in accordance with the terms of, the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the issuance and sale of the Securities by the Company is not subject to any preemptive or other similar rights to purchase or subscribe for shares of beneficial interest of the Company arising under Maryland REIT Law, the declaration of trust and by-laws of the Company or any contract to which the Company is a party of which we are aware.

     (v) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Operating Partnership Agreement and the Prospectus and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction listed in SCHEDULE 2 to our opinion.

     (vi) Keystone Associates New Jersey, LLC and 4 Points Associates LLC have been duly organized and are validly existing as limited liability companies in good standing under the laws of the State of Delaware and the laws of the State of Indiana, respectively, and have the requisite power and authority to own, lease and operate their respective properties and to conduct the business in which they are engaged as described in the Prospectus and are duly qualified or registered as a foreign limited partnership to transact business and are in good standing in each jurisdiction listed in SCHEDULE 2 to our opinion.

     (vii) The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary action of the Company and the Operating Partnership, and the Underwriting Agreement has been duly executed and delivered by the Company and the Operating Partnership.

     (viii) The Registration Statement, at the time that it became effective, and the Prospectus, as of its date and as of the date hereof (in each case, other than documents incorporated by reference therein and the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which no opinion is rendered), complied as to form, in all material respects, with the applicable requirements of the Securities Act and the Regulations.

     (ix) The documents incorporated by reference in the Prospectus (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which no opinion is rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form, in all material respects, with the requirements of the 1933 Act, the Regulations, the

Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as applicable.

     (x) The form of certificate used to evidence the shares of Series D Preferred Stock of the Company complies, in all material respects, with all applicable Maryland REIT Law requirements, with any applicable requirements of the declaration of trust and by-laws of the Company and the requirements of the New York Stock Exchange.

     (xi) To our knowledge and except as described or incorporated by reference in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, the Operating Partnership or any Subsidiary is a party, or to which the property of the Company, the Operating Partnership or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or to affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company or the Operating Partnership of their respective obligations thereunder.

     (xii) The information in the Prospectus under "Description of Series D Preferred Stock," "Description of Shares of Beneficial Interest --Common Shares," "Description of Shares of Beneficial Interest --Preferred Shares," and "Certain Federal Income Tax Considerations" to the extent that it constitutes matters of law, summaries of legal matters, the Company's declaration of trust and by-laws, legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xiii) To our knowledge, there are no Maryland, New York, DRULPA or U.S. federal securities statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (xiv) Commencing with its taxable year ended December 31, 1993, the Company was organized and has been operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and the proposed method of operation of the Company and the Operating Partnership, as described in the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to so qualify.

     (xv) All descriptions in the Registration Statement of contracts and other documents which are filed as exhibits to the 10-K, to the Quarterly Reports on Form 10-Q filed with the Commission on May 15, 2002, August 14, 2002 and November 14, 2002 (the "10-Qs") and to the Current Reports on Form 8-K of the Company filed with the Commission on March 5, 2002 and December 27, 2002 (the "8-Ks") to which the Company, the Operating Partnership or any Subsidiary is a party are accurate in all material respects. To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to therein or filed or incorporated by reference as exhibits thereto that were not so filed, incorporated by reference or described as required. To our knowledge, (i) neither the Company nor the Operating Partnership is in violation of its Governing Instruments and (ii) no default by the Company or the Operating Partnership exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the 10-K, the 10-Qs or the 8-Ks, except for such defaults that would not result in a Material Adverse Effect.

     (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal, Maryland, Delaware or New York State court or governmental authority or agency, domestic or foreign (other than under the Securities Act and the Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or the rules and regulations of the NASD, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

     (xvii) The execution, delivery and performance of the Underwriting Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated in the Underwriting Agreement and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their respective obligations under the Underwriting Agreement does not and will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or the Operating Partnership pursuant to any contract listed as an exhibit to the 10-K, the 10-Qs or the 8-Ks to which the Company or the Operating Partnership is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or the Operating Partnership is subject, (ii) result in any violation of the provisions of the Governing Instruments of the Company or the Operating Partnership, or (iii) result in any violation of any applicable Maryland, New York, DRULPA or U.S. federal securities law, statute, rule, regulation, judgement, order, writ or decree, known to us, of any Maryland, Delaware, New York or U.S. federal government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Operating Partnership or any of their respective assets or properties, except in the case of clauses (i) and (iii) above, for such violations, conflicts, breaches or defaults or liens, charges, encumbrances or Repayment Events that would not result in a Material Adverse Effect.

     (xviii) To our knowledge, there are no persons with registration rights (or other similar rights) to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act in connection with the issuance and sale of the Securities.

     (xix) Neither the Company nor the Operating Partnership is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xx) The Articles Supplementary relating to the Series D Preferred Stock have been filed for record with the SDAT pursuant to the Maryland REIT Law, and the number, title, par value, liquidation preference, ranking, distribution rate, distribution payment dates, redemption provisions and other terms of the Series D Preferred Stock have been set forth therein.

     In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Company, representatives of KPMG LLP, the independent accountants who examined the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain trust and partnership records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus (including any of the documents incorporated by reference therein except as set forth in opinion (xi) above), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time such Registration Statement became effective (including the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 with the Commission), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinions set forth in this letter relate only to the federal securities laws of the United States, and the laws of the State of New York, the Maryland REIT Law and the Revised Uniform Limited Partnership Act of Delaware ("DRULPA"). With respect to matters concerning the DRULPA involved in the opinions set forth above, we draw to your attention that the members of our firm are not admitted to practice law in the State of Delaware. To the extent that any opinions stated herein relate to the laws of the State of Maryland, with your permission and without independent investigation, we have relied upon the opinion of Piper Rudnick LLP, dated the date hereof, a copy of which has been delivered to you. Our opinion, to the extent based upon such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those set forth herein. We express no opinion (A) as to the enforceability of forum selection clauses in the federal courts or (B) with respect to the requirements of, or compliance with, any state securities or blue sky or real estate syndication laws.

     We have been informed by the Staff of the Commission that the Registration Statement is effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission.